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               SIDLEY AUSTIN LLP     BEIJING      GENEVA         SAN FRANCISCO
[SIDLEY LOGO]  ONE SOUTH DEARBORN    BRUSSELS     HONG KONG      SHANGHAI
               CHICAGO, IL 60603     CHICAGO      LONDON         SINGAPORE
               (312) 853 7000        DALLAS       LOS ANGELES    TOKYO
               (312) 853 7036 FAX    FRANKFURT    NEW YORK       WASHINGTON, DC

                                     FOUNDED 1866

                                                                    Exhibit 8.01

[Form of Tax Opinion]

April 24, 2006

Man Investments (USA) Corp.
123 North Wacker Drive
28th Floor
Chicago, Illinois 60606

Re: Man-AHL 130, LLC
    Amendment No. 4 to the Registration Statement on Form S-1

Dear Sir or Madame:

We have acted as your counsel in connection with the preparation and filing with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended, of the Amendment No. 4 to the Registration Statement on Form S-1, to be filed with the SEC on or about August 24, 2006 (the "Registration Statement"), of Man-AHL 130, LLC (the "Fund"), a limited liability company formed under the Delaware Limited Liability Company Act.

We have reviewed such data, documents, questions of law and fact and other matters as we have deemed pertinent for the purpose of this opinion. Based upon the foregoing, we hereby confirm our opinions set forth under the caption "Tax Consequences" in the Prospectus constituting a part of the Registration Statement that the Fund will be treated as a partnership for federal income tax purposes and not as an association taxable as a corporation or as a "publicly-traded partnership" and that the summary of the tax consequences to an individual United States taxpayer who invests in the Fund correctly describes (subject to the uncertainties referred to therein) the material aspects of the United States federal income tax treatment to a United States individual taxpayer, as of the date hereof, of an investment in the Fund.

Our opinion represents our best legal judgment with respect to the proper federal income tax treatment of the Fund and United States individual taxpayers investing in the Fund, based on the materials reviewed. Our opinion assumes the accuracy of the facts as represented in documents reviewed or as described to us and could be affected if any of the facts as so represented or described are inaccurate.

 Sidley Austin LLP is a limited liability partnership practicing in affiliation with other Sidley Austin partnerships

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[SIDLEY LOGO]

August 24, 2006
Page 2

We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to all references to our firm included in or made a part of the Registration Statement.

                                Very truly yours,